Exhibit 10.02

CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS

THIS CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS (this “Amendment”) is made and entered into as of June 17, 2012, by and between ARI-INTERNATIONAL BUSINESS PARK, LLC, ARI-IBP 1, LLC, ARI-IBP 2, LLC, ARI-IBP 3, LLC, ARI-IBP 4, LLC, ARI-IBP 5, LLC, ARI-IBP 6, LLC, ARI-IBP 7, LLC, ARI-IBP 8, LLC, ARI-IBP 9, LLC, ARI-IBP 11, LLC and ARI-IBP 12, LLC, each a Delaware limited liability company (collectively, “Landlord”) acting by and through Billingsley Property Services, Inc., as agent for Landlord, and REACHLOCAL, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord’s predecessor-in-interest and Tenant entered into that certain Lease Agreement dated June 2, 2006 with respect to certain office space more particularly described therein within the building commonly known as 6400 International Parkway, Plano, Texas (as amended by that First Amendment to lease dated August 20, 2006, by that Second Amendment to Lease dated November 29, 2006, by that Third Amendment to Lease dated May 22, 2007, by that Fourth Amendment to Lease dated May 22, 2008, and by that Fifth Amendment to Lease dated November 27, 2012, the “6400 Lease”);

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated February 2, 2010 with respect to certain office space more particularly described therein within the building commonly known as 6504 International Parkway, Plano, Texas (as amended by that First Amendment to lease dated June 7, 2010, by that Second Amendment to Lease dated March 23, 2011, by that Third Amendment to Lease dated August 31, 2011, and by that Fourth Amendment to Lease dated November 27, 2012, the “6504 Lease”; together with the 6400 Lease, the “Leases”; individually, a “Lease”); and

WHEREAS, Landlord and Tenant now desire to amend the Leases to, among other things, extend the Term of each Lease, under the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:

1.     Defined Terms. The capitalized terms used herein and not otherwise defined herein shall have the same meaning as ascribed thereto in each Lease, as applicable.

2.     Term. The Term of each Lease is hereby extended, such that the Term of each Lease shall expire on October 31, 2014 (the “Extended Expiration Date”). The Monthly Basic Rental for the Premises under each of the Leases shall continue at the same rate in effect as of July 31, 2014 (which was the scheduled end of the Term, prior to this Amendment).

CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS

3.     Authorized Holdover. Provided (1) there is no continuing Event of Default under either Lease at the time of election, and (2) Tenant has provided 30 days’ prior written notice to Landlord (which notice shall specify the length of the Authorized Holdover Period [defined below], not to exceed 60 days), Tenant shall have the option to extend the Term under both Leases (together, but not individually) for a period of up to 60 additional days as specified in the written notice to be delivered to Landlord hereunder (the “Authorized Holdover Period”). If Tenant elects to extend the Term for the Authorized Holdover Period, Tenant’s Basic Rental shall be 150% of the daily Basic Rental payable during the last month of the Term; Tenant shall not be liable to Landlord for holdover damages or subject to dispossession of the Premises due to holding over under either Lease during the Authorized Holdover Period, provided that the conditions of this Section 3 have been met and an Event of Default does not otherwise exist under either of the Leases.

4.     Termination Right. Tenant may terminate both of the Leases (together, but not individually) by written notice delivered to Landlord specifying the effective date of such termination; such effective date shall be not sooner than (a) July 31, 2014, or (b) 60 calendar days following the delivery of such termination notice to Landlord. Following delivery of a termination notice as provided in this Section 2, both Leases shall terminate on the specified termination date, as if such date were the scheduled termination date of each Lease.

5.     Brokerage Commissions. Except for the commission payable to Peloton Real Estate Partners, Studley, Inc., and Billingsley Property Services, Inc. (collectively, the “Brokers”), which commission is governed by separate agreement by and between Landlord and each Broker, Tenant hereby warrants and represents that it has not dealt with any other brokers or intermediaries entitled to any compensation in connection with this Amendment. Except for Brokers, Landlord hereby warrants and represents to Tenant that it has not dealt with any brokers or intermediaries entitled to any compensation in connection with this Amendment. Each party hereby indemnifies the other party against any and all liabilities, costs and expenses resulting from a breach by the indemnifying party of the foregoing representation. The obligations set forth in this Paragraph 5 shall survive any termination of the Leases.

6.     Conflict; Ratification. In the event any of the terms of either Lease conflict with the terms of this Amendment, the terms of this Amendment shall control. Except as amended hereby, all terms and conditions of each Lease shall remain in full force and effect. Tenant hereby ratifies and confirms its obligations under each Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) each Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of either Lease. Each Lease, as amended herein, constitutes the entire agreement between the parties hereto with respect to the premises referenced therein and no further modification of such Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS

7.     Counterparts. This Amendment may be executed in any number of identical counterparts (and may be exchanged via electronic PDF file), each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument.

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CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS

EXECUTED on the date set forth above.

LANDLORD:

ARI-INTERNATIONAL BUSINESS PARK, LLC, ARI-IBP 1, LLC, ARI-IBP 2, LLC, ARI-IBP 3, LLC, ARI-IBP 4, LLC, ARI-IBP 5, LLC, ARI-IBP 6, LLC, ARI-IBP-7, LLC, ARI-IBP 8, LLC, ARI-IBP 9, LLC, ARI-IBP 11, LLC, ARI-IBP 12, LLC, each a Delaware limited liability company

By: Billingsley Property Services, Inc., a Texas corporation, as Agent

By:	/s/ Kenneth D. Mabry
Name:	Kenneth D. Mabry
Title:	Sr. Vice President

TENANT:

REACHLOCAL, INC.,
a Delaware corporation

By:	/s/ Ross G. Landsbaum
Name:	Ross G. Landsbaum
Title:	CFO

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